Exhibit 10.38

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: May 8, 2023

$111,111.10 Principal and Face Value

$100,000.00 Purchase Price and Subscription Amount

$11,111.10 Original Issue Discount

ORIGINAL ISSUE DISCOUNT

PROMISSORY NOTE

THIS ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTE is duly authorized and validly issued at a 10% original issue discount by 60° Pharmaceuticals, Inc. (the “Company”) (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to Cyberbahn Federal Solutions, LLC, or its permitted assigns (the “Holder”), the principal sum of $111,111.10 on the earlier of May 4, 2024, the date of the closing of the Company’s IPO, or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following words and phrases shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(f).

“Black Scholes Value” means the value of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion, exercise or exchange of this Note or the Warrants issued together with this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Default Interest Rate” shall have the meaning set forth in Section 2(a).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b)(5).

“DWAC” means the Deposit or Withdrawal at Custodian system at The Depository Trust Company.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

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“IPO” shall have the meaning set forth in Securities Purchase Agreement.

“Liens” shall have the meaning set forth in the Purchase Agreement.

“Note Register” shall have the meaning set forth in Section 3(c).

“Mandatory Default Amount” shall have the meaning set forth in Section 7(b).

“Option Value” means the value of a Common Stock Equivalent based on the Black Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Common Stock Equivalent, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Common Stock Equivalent as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Common Stock Equivalent and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by this Note, (b) senior secured non-convertible loans from traditional commercials banks with interest per annum not to exceed 12%, (c) capital lease obligations and purchase money indebtedness incurred in connection with the acquisition of machinery and equipment as long as such capital leases and indebtedness are approved in advance by the Holder and (d) the Indebtedness set forth on Schedule 3.27 to the Purchase Agreement).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) through (d) thereunder, and Liens set forth on Schedule 3.1(aa) to the Purchase Agreement.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 8, 2023, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e)(2).

“Transaction Documents” means the Note, the Purchase Agreement and the Warrant.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Payments of Principal and Interest.

All principal, accrued interest and other amounts due shall be paid in U.S. Dollars by wire transfer of immediately available funds. The Company may repay the Holder before the Maturity Date without penalty.

Interest shall accrue to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 10% per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. During the existence of an Event of Default, interest shall accrue at the lesser of (i) the rate of 15% per annum, or (ii) the maximum amount permitted by law (the lesser of clause (i) or (ii), the “Default Interest Rate”). Once an Event of Default is cured, the interest rate shall return to 10%.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fees will be payable for such registration of transfer or exchange.

(b) Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4. Conversion.

This Note does not have a conversion feature. Section 5.

Certain Adjustments. Reserved.

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless all of the Holders of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder, increases in authorized shares and stock splits shall not be deemed to materially and adversely affects any rights of the Holder;

(d) purchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents;

(e) repay, or offer to repay, any Indebtedness, other than Permitted Indebtedness, as such terms Indebtedness and Permitted Indebtedness are in effect as of the Original Issue Date;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC assuming that the Company is subject to the Securities Act or the Exchange Act, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(h) issue any equity securities of the Company other than pursuant to the provisions of the Purchase Agreement or an Exempt Issuance; or

(i) enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) principal and interest payment under this Note or any other Indebtedness, or (B) late fees, liquidated damages and other amounts owing to the Holder of this Note, as and when the same shall become due and payable (on the Maturity Date, or by acceleration or otherwise), which default, solely in the case of a default under clause (B) above, is not cured within five Trading Days;

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(ii) the Company shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver Shares, which breach is addressed in clause (x) below) or any Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of 15 Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become aware of such failure;

(iii) except for payment defaults covered under Section 7(a)(i), the Company shall breach, or a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under, (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by any other clause of this Section 7) which default or event of default if not cured, if possible to cure, within the earlier to occur of (i) 10 Trading Days after notice of such default sent by Holder or by any other holder to the Company and (ii) five Trading Days after the Company has become aware of such default;

(iv) any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within the earlier to occur of 10 Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company;

(v) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(vi) the Company or any Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (B) admit in writing its inability to pay its debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(vii) if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days;

(viii) the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within 45 days after the date thereof;

(ix) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 30 days;

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(x) any Material Adverse Effect occurs;

(xi) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(xii) the Company fails to use the proceeds in the manner as described in Section 5.7 of the Purchase Agreement;

(xiii) the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(xiv) from and after 90 days after the Original Issue Date, the Company fails to have authorized and reserved the amount of shares designated in Section 3.5 of the Purchase Agreement (including without limitation, the Beneficial Ownership Limitation);

(xv) the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act within the time required (including any applicable extension period) by the rules and regulations thereunder; or

(xvi) the Company fails to convert from a limited liability company to a corporation.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Mandatory Default Amount”). Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) Interest Rate Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured, this Note shall accrue interest at an interest rate equal to the Default Interest Rate.

Section 8. Miscellaneous.

(a) No Rights as Stockholder. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company.

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(b) Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next day delivery, or at the Company’s registered address or such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest and late fees, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(d) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof, reasonably satisfactory to the Company.

(e) Exclusive Jurisdiction; Governing Law; Prevailing Party Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of this Note and venue shall be governed by and construed and enforced in accordance with Section 6.9 of the Purchase Agreement. If any party shall commence an Action or Proceeding to enforce or otherwise relating to this Note, then, in addition to the other obligations of the Company elsewhere in this Note, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

60° Pharmaceuticals, Inc.

By:	/s/ Geoffrey Dow
Name:	Geoffrey Dow
Title:	Chief Executive Officer